Ingersoll Rand Announces Plans
to Acquire Precision Flow Systems

•	Enhances and accelerates Ingersoll Rand’s fluid management strategy, immediately adding portfolio diversity, scale and end-market reach

•	Businesses focused on mission critical applications such as water, agriculture, food and beverage, pharmaceuticals and process industries

•	Accretive to Ingersoll Rand’s margins and earnings while maintaining strong balance sheet for continued optionality

•	Expected to be EPS accretive in year one with adjusted EBITDA margins* in the high twenties percent range

*Adjusted EBITDA margin is a non-GAAP financial measure. A definition of Adjusted EBITDA margin and a discussion regarding reconciliation can be found in the footnotes of this news release.

Swords, Ireland, February 11, 2019 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today announced it has made a binding offer to acquire Precision Flow Systems (“PFS”) from funds advised by BC Partners Advisors L.P. and The Carlyle Group for $1.45 billion.

PFS is a leading provider of fluid management systems with world class brands including Milton Roy®, LMI®, Haskel®, BuTech®, Dosatron®, YZ Systems®, Williams® and Hartell®. It serves mission critical applications including water, agriculture, food and beverage, pharmaceuticals and process industries. PFS generated sales of approximately $400 million in 2018, has approximately 1,000 employees and operates seven global manufacturing locations.

At the time of acquisition close, PFS would combine with Ingersoll Rand’s Fluid Management business, which designs, manufactures, and markets pumps for specialized fluid handling applications under the ARO® brand. The PFS product portfolio is complementary with Ingersoll Rand’s Fluid Management portfolio.

“The proposed acquisition of PFS will accelerate the strategic growth of our highly profitable Fluid Management business in our Industrial segment, while significantly diversifying and enhancing our product portfolio,” said Michael W. Lamach, chairman and chief executive officer of Ingersoll Rand. “PFS brings a talented, customer-focused team with expertise in sales, service, engineering and manufacturing, which is a great addition to the company and our Fluid Management team.

With PFS, Ingersoll Rand will be well positioned as a leading provider of complex, mission critical pump and flow management technologies across highly diverse and attractive end markets and verticals. This proposed acquisition aligns well with our focus on consistent, top quartile performance in revenue, margins and cash flow, and is compelling both strategically and financially for our customers and our shareholders.”

“We are proud of the growth and development of PFS under our ownership,” said Charles Treadway, chief executive officer of Accudyne Industries, which has operated PFS since 2012. “Ingersoll Rand’s offer to acquire PFS is a strong endorsement of the value of this business. We are confident that PFS will continue to reach new heights as part of a leading global company and we believe this presents an exciting opportunity for our PFS employees, distributor partners, and end-customers.”

Sundyne remains owned by funds advised by BC Partners Advisors L.P. and The Carlyle Group.

Ingersoll Rand plans to fund the proposed acquisition through a combination of cash on hand and debt.

Ingersoll Rand expects to enter into a definitive securities purchase agreement for the proposed acquisition upon completion of information and consultation processes with PFS employee representative bodies in applicable jurisdictions. The proposed acquisition is expected to close in mid-2019, subject to regulatory approval.

Investor Conference Call

Ingersoll Rand will hold a conference call to discuss this announcement beginning at 10:00 a.m. ET, Monday, February 11, 2019. A real-time, listen-only webcast of the conference call will be broadcast live over the internet. Individuals wishing to listen can access the call through the company’s website at www.ingersollrand.com under the investor relations section. For those unable to listen to the live event, a replay will be available on the company’s website at approximately 1 p.m. ET February 11, 2019.

Investors and equity analysts may dial (833) 236-2748 to participate in today’s call.

Goldman Sachs & Co. LLC. acted as exclusive financial advisor and Kirkland & Ellis LLP acted as legal advisor for Ingersoll Rand in this transaction. Morgan Stanley & Co. LLC acted as exclusive financial advisor and Latham & Watkins LLP acted as legal advisor for Precision Flow Systems in this transaction.

Forward-Looking Statements

This press release contains “forward-looking statements,” which are statements that are not historical facts, including without limitation statements about the proposed transaction and the anticipated timing thereof; the expected benefits of the proposed transaction, the impact of the transaction on our financial positions, results of operations, cash flows, financing plans, business strategy, operating plans, capital and other expenditures and competitive positions. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to timely obtain, if ever, necessary regulatory approvals of the proposed transaction; adverse effects on the market price of our ordinary shares and on our operating results because of our inability to timely complete, if ever, the proposed transaction; our ability to fully realize the expected benefits of the proposed transaction; negative effects of announcement or consummation of the proposed transaction on the market price of the company’s ordinary shares; significant transaction costs and/or unknown liabilities; general economic and business conditions that may impact the companies in connection with the proposed transaction; unanticipated expenses such as litigation or legal settlement expenses; changes in capital market conditions; the impact of the proposed transaction on the company’s employees, customers and suppliers; and the ability of the companies to successfully integrate operations after the transaction. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2017, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures

This news release includes a discussion of Adjusted EBITDA margin, which is a non-GAAP financial measure. Adjusted EBITDA margin is defined as the ratio of Adjusted EBITDA divided by net revenues. Adjusted EBITDA consists of GAAP net income from continuing operations excluding: (i) depreciation and amortization, (ii) other income / (expense), net, (iii) income taxes, and (iv) restructuring. Adjusted EBITDA margin should be considered supplemental to, not a substitute for or superior to, its equivalent GAAP financial measure. Adjusted EBITDA margin has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, Adjusted EBITDA margin may not be comparable to non-GAAP financial measures reported by other companies. A reconciliation of Adjusted EBITDA margin is not available at this time because it is long term in nature and estimates for the integration related costs are not available at this time.

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About Ingersoll Rand
Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands - including Club Car®, Ingersoll Rand®, Thermo King® and Trane® - work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.